Exhibit 99.1.1

Date of Last Revision:
02/20/04

AGREEMENT OF SALE

by and between

STERLING REAL ESTATE VENTURE I, LLC and

STERLING YORK MANAGER, LLC

Seller

and

COPT ACQUISITIONS, INC.,

Buyer

AGREEMENT OF SALE

THIS AGREEMENT OF SALE (“Agreement”) made this 25th day of February, 2004 (the “Effective Date”) by and between STERLING REAL ESTATE VENTURE I, LLC (“SRVI”), a Delaware limited liability company, and STERLING YORK MANAGER, LLC (“SYM”), a Delaware limited liability company (collectively referred to herein as “Seller”), having an office at 1033 Skokie Blvd., Suite 600, Northbrook, Illinois 60062, and COPT ACQUISITIONS, INC. (“Buyer”), a Delaware corporation, having an office at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045.

R E C I T A L S

A.                                   STERLING YORK, LLC, a Delaware limited liability company (the “Company”) owns certain real and personal property situate in Baltimore County, Maryland, constituting the Property (as hereinafter defined).

B.                                     Buyer intends to acquire ownership of the Company and its property by means of a conveyance to Buyer of all of the member interests in the Company.

C.                                     Seller owns, or will own by Closing, one hundred percent (100%) of the member interests in the Company (collectively, the “Member Interests”).

D.                                    Seller has agreed to such request, on the terms and conditions and as more particularly set forth herein below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

W I T N E S S E T H

1.                                       Sale and Purchase of Member Interests.  Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the Member Interests.

2.                                       Property.

(a)                                  Real Property.  That certain lot or parcel of real property located in Hunt Valley, Maryland, and commonly known as 10150 York Road, Hunt Valley, Maryland, which is more particularly described on Exhibit “A” hereto, together with all rights and appurtenances pertaining to such land, including, without limitation, all of the Company’s right, title and interest, if any, in and to (i) all minerals, oil, gas, and other hydrocarbon substances thereon, (ii) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, (iii) all easements, privileges, and hereditaments, whether or not of record, and (iv) all access, air, water, riparian, development, density, utility, and solar rights (the “Land”), all other improvements and structures situate on the Land, including, without limitation that certain four-

story office building containing approximately 180,000 net rentable square feet (the “Improvements” and together with the Land, the “Premises”);

(b)                                 Personal Property.  The fixtures, furnishings, equipment and other items of personal property owned by Seller and located on, and used in connection with the operation of, the Premises, including, without limitation the items listed on Exhibit “B” hereto (collectively, the “Personal Property”);

(c)                                  Contract Rights.  Any and all rights and obligations of Seller under the Existing Leases (as hereinafter defined) and the Existing Agreements (as hereinafter defined) (collectively, the “Contract Rights”);

(d)                                 Condemnation and Hazard Proceeds.  All condemnation or hazard insurance proceeds paid or payable in connection with any portion of the Land or Improvements due to a condemnation presently pending or subsequently occurring or any casualty to any portion of the Land or Improvements occurring after the date of this Agreement (except to the extent applied to repair or to restore portions of the Land or Improvements prior to Closing and subject to the provisions of Paragraph 17 hereof) (all of the foregoing being hereinafter collectively referred to as the “Proceeds”, and together with the Premises and the Personal Property, the “Property”); and

(e)                                  Related Materials.  To the extent transferable and in the possession of Seller or Seller’s property manager, trademarks, trade names, plans and specifications, construction warranties and guaranties, licenses, permits, guaranties, if any, and like personal property which directly relate to the Property.

3.                                       Purchase Price.  The purchase price to be paid by Buyer to Seller for the Premises and the Personal Property is the sum of SIXTEEN MILLION NINE HUNDRED FIFTY THOUSAND AND N0/100 DOLLARS ($16,950,000.00) (the “Purchase Price”), adjusted in accordance with Paragraph 7 hereof.  The Purchase Price shall be paid as follows:

(a)                                  Deposit.  On the Effective Date of this Agreement, Buyer shall deposit the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the “First Deposit”) in immediately available funds, with Anchor Title Insurance Company (sometimes called the “Escrowee” or the “Title Company”).  On or before the expiration of the Inspection Period, unless Buyer terminates this Agreement as provided in Paragraph 19(c) below, Buyer shall deposit an additional non-refundable sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the “Second Deposit”), in immediately available funds, with the Escrowee.  The First Deposit and the Second Deposit, together with any interest accrued thereon, are hereinafter referred to as the “Deposit”.  Notwithstanding anything contained herein to the contrary, upon payment of the Second Deposit, the Deposit and any interest accrued thereon shall be deemed non-refundable to Buyer in all events, except in the event of a Seller default as specifically provided herein.

(b)                                 Closing Payment.  At Closing, Buyer shall pay the balance of the Purchase Price (after crediting the amount of the Deposit against the Purchase Price) to Seller either directly or, if the Closing occurs in escrow with the Title Company, through the Title Company, by wire transfer of immediate federal funds, to accounts specified in writing at least two (2) business days before Closing by Seller at a bank designated by Seller.

4.                                       Escrow of Deposits.

(a)                                  Escrowee acknowledges its receipt of the First Deposit, and Escrowee agrees to hold the same, together with such other sums constituting the Deposit if and when made, as escrowee, in strict compliance with the provisions of this Paragraph 4 and in a federally-insured money market or other interest-bearing account, certificate of deposit, or other instrument with or issued by a Maryland or federally chartered banking or savings institution.  It is expressly acknowledged by Seller and Buyer that Escrowee shall be permitted and obligated to escrow the Deposit with a federally-insured institution as aforesaid, but each of Seller and Buyer recognizes and agrees that the limits of such insurance may be less than the total amount of the Deposit and that Escrowee shall not be required to spread the Deposit among different institutions in order to fall within the federal insurance coverage limitations.

(b)                                 The parties and Escrowee agree that the Deposit so held by Escrowee, principal and interest, shall be applied as follows:

(i)                                     If Closing is held, the Deposit so held shall be paid over to Seller and the principal amount so paid shall be credited to the Purchase Price.

(ii)                                  If Closing is not held solely by reason of Buyer’s default, the Deposit shall be paid over to Seller and shall be retained by Seller as provided for in Paragraph 15(a) below.

(iii)                               If Closing is otherwise not held for any reason other than a default of Buyer, the Deposit shall, at the option of Buyer, be paid over to Buyer for use and application by Buyer as permitted by Paragraph 15(b) below.

(c)                                  If Buyer elects to terminate this Agreement prior to the expiration of the Inspection Period pursuant to Paragraph 19(c), Escrowee shall pay the entire Deposit, together with all interest accrued thereon, to Buyer within one (1) business day following receipt of the Termination Notice (as defined in Paragraph 19(c) of this Agreement) from Buyer.  No notice to Escrowee from Seller shall be required for the release of the Deposit to Buyer by Escrowee if Buyer terminates this Agreement pursuant to Paragraph 19(c).  In the event of a termination of this Agreement by either Seller or Buyer for any reason, excluding a termination pursuant to Paragraph 19(c), Escrowee is authorized to deliver the Deposit to the party hereto entitled to same pursuant to the terms hereof on or before the tenth (10th) business day following receipt by Escrowee and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrowee that it disputes the right of the other party to receive the Deposit.  In such event, Escrowee may interplead the Deposit into a court of competent jurisdiction in the county in which the Deposit has been deposited.  All reasonable attorneys’ fees and costs and Escrowee’s costs shall be assessed against the party that is not awarded the Deposit, or if the Deposit is distributed in part to both parties, then in the inverse proportion of such distribution.

(d)                                 Escrowee and its officers, directors, partners and employees are acting as agents only, and will in no case be held liable either jointly or severally to either party for the performance of any term or covenant of this Agreement or for damages for the nonperformance hereof, except for the negligence or willful misconduct of Escrowee and its employees and agents, nor shall Escrowee be required or obligated to determine any questions of fact or law.  Escrowee’s only responsibility hereunder shall be for the safekeeping of the Deposit and the full and faithful performance by Escrowee of the duties imposed by this Paragraph 4.

5.                                       Closing.  The closing of the transfers contemplated hereby (the “Closing”) shall be held and completed on or before the date which is fifteen (15) days after the expiration of the Inspection Period (the “Closing Date”), through an escrow with the Title Company or in another mutually agreeable manner and location. Time shall be of the essence in respect of the Closing Date, except as provided in Paragraph 5(b)(1) below.

6.                                       Condition of Title.

(a)                                  Title to Premises.  Fee simple title to the Premises shall be held by the Company at Closing, subject only to the Permitted Encumbrances (as hereinafter defined).  Title to the Premises shall be such as will be insured by the Title Company without special premium pursuant to the standard stipulations and conditions of the most current standard ALTA form of Owner’s Title Insurance Policy in use in the State of Maryland, free and clear of all liens and encumbrances, except for the Permitted Encumbrances.  The term “Permitted Encumbrances” shall mean (i) the Existing Leases in effect as of the Closing Date, (ii) the additional matters affecting the Premises as set forth on Exhibit “C” attached hereto, and (iii) any matters deemed to be Permitted Encumbrances pursuant to Paragraph (b) of this Paragraph 6.  Title to the Personal Property, if any, shall also be subject to the Permitted Encumbrances, to the extent applicable.

(b)                                 Objections to Title.  Seller has provided to Buyer copies of its existing title policy for the Premises (the “Old Title Policy”) and the most recent ALTA survey in its possession (the “Old Survey”).  Buyer may notify Seller in writing (the “Title Notice”) on or before the expiration of the Inspection Period as described in Paragraph 19(c) hereof of its objection to any matters reflected by the Old Title Policy or Old Survey, or any matter reflected by any new or updated title commitment (“New Title Commitment”) or any new or updated survey (“New Survey”) that may be obtained by Buyer.  If the Title Notice includes objections reflected by a New Title Commitment or New Survey, Buyer shall include a copy of the New Title Commitment and/or New Survey in the Title Notice.  Unless objected to by Buyer pursuant to a Title Notice timely given to Seller, (i) any matters reflected by the Old Title Policy or Old Survey, and (ii) any matters reflected by any New Title Commitment or New Survey, and (iii) any matters which would have been reflected by a New Title Commitment or New Survey had they been obtained prior to the expiration of the Inspection period, shall all be deemed to be Permitted Encumbrances hereunder.  Seller shall have no obligation to cure any alleged defect, objection or survey matter raised in the Title Notice, other than mortgage liens and judgments.  Seller shall have the right, at its sole option, upon written notice to Buyer (“Seller’s Cure Notice”) within ten (10) days of Buyer’s Title Notice, to (1) defer the Closing for a period not exceeding thirty (30) days after the Closing Date to give Seller an opportunity, at Seller’s sole option, of removing any encumbrance or other title exception or matter which is not a Permitted

Encumbrance, in which event Seller shall be obligated to remove such encumbrance or title objection or (2) elect not to take such action as provided in subparagraph (1), in which event Buyer shall have the election set forth in Paragraph (c) of this Paragraph 6.  Failure by Seller to deliver Seller’s Cure Notice shall be deemed an election under subparagraph (2) above.

(c)                                  Failure of Title.  If after the expiration of the Inspection Period and before the Closing Date, Buyer objects to any new matter of title to the Premises disclosed on any update to the New Title Commitment, provided the New Title Commitment was obtained by Buyer and a copy thereof was sent to Seller prior to the expiration of the Inspection Period, and, other than the objections that Seller is obligated to cure, Seller does not elect to cure same as provided in Paragraph (b)(1) above, Buyer may elect, as its sole right and remedy by reason thereof, within five (5) days of Seller’s Cure Notice either (i) to continue with the transactions contemplated by this Agreement, with no abatement of the Purchase Price or (ii)  upon written demand by Buyer to Seller and Escrowee, to terminate this Agreement and receive the return of the Deposit.  Upon the return of the Deposit, this Agreement shall be and become null and void, neither party shall have any further rights or obligations hereunder (except for any obligations of either party which by their terms expressly survive the cancellation of this Agreement).

(d)                                 Non-Imputation Affidavit.  Upon request by Buyer, Seller shall execute an affidavit/indemnity in form approved by Seller and Seller’s counsel in favor of the Title Company to obtain a “non-imputation endorsement” in Buyer’s final policy of title insurance, all at Buyer’s sole cost and expense.

7.                                       Apportionments.

(a)                                  (i)Generally.  (1) Real estate taxes for the real estate tax year in which the Closing occurs and annual municipal or special district assessments (on the basis of the actual fiscal tax years for which such taxes are assessed), (2) lienable water and sewer rentals, (3) sums paid to or paid or payable by Seller under the Existing Agreements, (3) license, permit and inspection fees and rentals and (4) other sums paid to and received by Seller under the Existing Leases shall be apportioned as of the Closing Date between Buyer and Seller. For purposes of this Paragraph 7, “apportioned as of the Closing Date” shall mean as of midnight of the day preceding the Closing Date.

(ii)                                  Rent.  Rent, including, without limitation, fixed rent, prepaid rent, additional rent and percentage rent, if applicable, shall be apportioned as of the Closing Date in accordance with the provisions of this Paragraph 7.  With respect to any rent arrearages arising under the Existing Leases for the period prior to the Closing Date, all rent collected by Buyer during the twelve (12) month period after Closing shall be applied first to the current month’s rent, then to unpaid rent accruing on or after the Closing Date, and then to unpaid rent accruing prior to the Closing Date.  During the twelve (12) month period following Closing, Buyer shall use good faith commercially reasonable efforts to recover any rent (or other tenant charge) arrearages in respect of the period prior to the Closing Date, provided that Buyer shall not be required to incur any material cost or commence any legal proceeding in connection therewith.  Seller (upon notification to Buyer) shall be entitled to sue a tenant, before Closing, for any delinquent rent (or other tenant charges) due to Seller (and not previously paid to Seller) under an Existing Lease.  Seller agrees not to commence any actions against any tenants subsequent to Closing unless such tenants have vacated the Property.

(iii)                               Leasing Costs.  Subject to Paragraph (d) of this Paragraph 7, Seller shall pay for or provide, at Seller’s option, Buyer with a closing credit with respect to any unpaid portion of leasing commissions and tenant costs (including, without limitation, any tenant improvement costs, moving costs, design costs incurred by the tenant, lease buyout costs and similar tenant inducement costs required to be paid by Seller pursuant to an Existing Lease) in connection with Existing Leases (and renewals, extensions or expansions thereof) including, but not limited to, that certain Lease Agreement between Seller, as landlord, and All Risks, Ltd., as tenant, dated August        , 2003, and modifications of Existing Leases entered into (or, in the case of renewals, extensions and expansions, exercised) prior to the Effective Date, and Seller shall indemnify, defend and hold Buyer harmless with respect thereto. All leasing commissions and tenant costs with respect to renewals, extensions or expansions entered into after the Effective Date of Existing Leases and modifications of Existing Leases entered into (or, in the case of renewals, extensions and expansions, exercised) on or after the Effective Date, in accordance with this Agreement shall be the responsibility of Buyer (or allocated between Seller and Buyer if for less than one year).  All leasing commissions and tenant costs with respect to new leases entered into after the Effective Date in accordance with this Agreement shall be the responsibility of Buyer and Buyer shall indemnify, defend and hold Seller harmless with respect thereto.

(iv)                              Other Tenant Charges.  Where the Existing Leases contain tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature, and where Seller shall have collected any portion thereof in excess of amounts owed by tenants for such items with respect to the period prior to the Closing, then there shall be an adjustment and credit given to Buyer on the Closing Date for such excess amounts collected, if any.  Buyer shall apply all such excess amounts to the charges owed by tenants for such items for the period after the Closing Date and, if required by the Existing Leases, shall rebate or credit the tenants with any remainder.  As and when Buyer receives each such amount, Buyer shall pay to Seller an amount payable by tenants on account of taxes, common area expenses, operating expenses and additional charges of any kind with respect to periods prior to Closing to the extent such amounts have been incurred but have not yet been billed to tenants.  In the event that any tenant shall, following Closing, seek to audit or to challenge Seller’s calculation of rent or additional rent actually paid by such tenant during the period of Seller’s ownership of the Property, to the extent such reimbursement is required under the lease, Seller shall reimburse such tenant to the extent of any over-payment of rent or additional rent actually received by Seller, together with any applicable interest or other costs set forth in such tenant’s lease.

(v)                                 Other Apportionments.  Amounts payable under the Existing Agreements and other Premises income and operation and maintenance expenses and other recurring costs shall be apportioned as of the Closing Date.

(vi)                              Taxes and Assessments.  At Closing real estate taxes for the current 2003/2004 tax period shall be apportioned pro rata on and as of the Closing Date based on the most recent tax bills.  If, on the date of Closing, bills for the real estate taxes imposed upon the Premises for the real estate tax year in which Closing occurs have been issued but shall not have been paid, such taxes shall be paid at the time of Closing, and Seller shall be responsible for all applicable late charges, if any.

(vii)                           Contract Arrearages.  Any payments received by Buyer after the date of Closing under any of the Existing Agreements on account of payments which, when made, were identified as being applicable to periods prior to Closing shall be apportioned by Buyer upon receipt and the portion thereof attributable to periods prior to Closing shall immediately be paid by Buyer to Seller.

(viii)                        Accounting.  From the Closing Date until the earlier to occur of (x) the expiration of twelve (12) months from the date of Closing or (y) such time as Seller shall have received in full all sums which are potentially payable to it on account of any of the Existing Leases or the Existing Agreements as provided in this Paragraph 7(a) and were provided to Buyer in writing at or prior to Closing, Buyer, upon Seller’s request, shall provide to Seller a monthly accounting of all sums received and/or paid by Buyer under any of the Existing Leases or Existing Agreements.  Thereafter, Buyer shall have no obligation to Seller to account for any such accounts or payments.

(ix)                                Preliminary Closing Adjustment.  Seller and Buyer shall jointly prepare a preliminary closing statement (the “Preliminary Closing Statement”) on the basis of the Existing Leases, Existing Agreements, real estate taxes and other sources of income and expenses, and shall deliver such Preliminary Closing Statement to the Title Company on or prior to the Closing Date.  All apportionments and prorations provided for in this Paragraph 7 to be made as of the Closing Date shall be made, on a per diem basis, as of midnight of the day immediately preceding the Closing Date.  The Preliminary Closing Statement and the apportionments and/or prorations reflected therein shall be based upon actual figures to the extent available and shall be provided to the Buyer at least three (3) days prior to the Closing Date.  If any of the apportionments and/or prorations cannot be calculated accurately based on actual figures on the Closing Date, then (other than with respect to determination of real estate taxes that shall be computed as set forth in Clause (vi) above) they shall be calculated based on Seller’s and Buyer’s good faith estimates thereof, subject to reconciliation as hereinafter provided.

(x)                                   Post-Closing Reconciliation.  If there is an error on the Preliminary Closing Statement or, if after the actual figures are available as to any items that were estimated on the Preliminary Closing Statement (including, without limitation, real estate taxes that were computed in accordance with Clause (vi) above), it is determined that any actual proration or apportionment varies from the amount thereof reflected on the Preliminary Closing Statement, the proration or apportionment shall be adjusted based on the actual figures as soon as feasible.  Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party.

(b)                                 Tenant Security Deposits.  At Closing, Seller shall credit against the Purchase Price all cash security deposits, and accrued interest (but only to the extent interest was required to accrue on a security deposit under an Existing Lease) required to be held by or for Seller under the Existing Leases, or to the extent applicable, the amount then held by or for Seller under the Existing Leases due to a default by a tenant under its lease which resulted in the application of all or a portion of such tenant’s security deposit against such default and the security deposit was not replenished by such tenant to its full amount, and, without cost to Seller, assign and deliver or cause its property manager to deliver to Buyer all letters of credit, if any, for the benefit of Seller held by Seller from tenants of the Premises as security for such tenant’s obligations under the Existing Leases.  Buyer will cause the security deposits to be maintained after Closing in accordance with the requirements of applicable law and shall indemnify and defend Seller from all claims of tenants with respect to the security deposits, to the extent actually delivered to Buyer.  Subsequent to the date hereof, Seller shall not apply any security deposits toward any delinquent rents or upon any other default unless the tenant has vacated the Property.

(c)                                  Utility Readings.  Seller shall use reasonable efforts to obtain readings of the water and electric meters on the Premises to a date no sooner than ten (10) days prior to the Closing Date.  At or prior to Closing, Seller shall pay all charges based upon such meter readings.  However, if after reasonable efforts Seller is unable to obtain readings of any meters prior to Closing, Closing shall be completed without such readings with a good faith estimate and upon obtaining readings thereof after Closing, Seller shall pay the charges incurred prior to Closing as reasonably determined by Seller and Buyer based upon such readings.

(d)                                 Reimbursements.  Subject to the provisions of Paragraph 7(a)(iii), at Closing, Buyer shall reimburse Seller for all leasing commissions and tenant costs actually paid by Seller pursuant to the terms of the applicable Existing Lease (i) for leases and modifications of leases executed after the Effective Date which are approved by Buyer, and (ii) as a result of any renewal, extension or expansion of Existing Leases exercised between the Effective Date and the Closing Date which are not otherwise reflected in Exhibit “E” as having been exercised.  Seller shall provide Buyer with invoices and evidence of payment of such costs.  Subject to the provisions of Paragraph 7(a)(iii), Buyer shall timely pay, after the Closing Date, and shall indemnify, defend and hold Seller harmless with respect to, all installments of leasing commissions and tenant costs which become due and payable after the Closing Date (x) for leases and modifications of leases executed after the Effective Date which are approved by Buyer, (y) as a result of any renewal, extension or expansion of Existing Leases exercised between the Effective Date and the Closing Date which are not otherwise reflected in Exhibit “E” as having been exercised.  Tenant costs include, without limitation, tenant improvement costs and if the lease so provides moving costs, design costs incurred by the tenant, lease buyout costs and similar tenant inducement costs expressly provided for in the Existing Leases.

(e)                                  Survival.  The provisions of this Paragraph 7 shall survive Closing.

8.                                       Closing Costs.

(a)                                  Buyer’s Costs.  Buyer shall pay (i) all Title Company charges, and (ii) the cost of obtaining the New Title Commitment and Title Policy to be issued pursuant thereto and the New Survey (if any).

(b)                                 Seller’s Costs.  Seller shall pay clearance of title objections for which Seller is obligated pursuant to Paragraph 5(a) above.

(c)                                  Other Costs.  Buyer and Seller each shall pay and be solely responsible for the costs of its respective counsel, architect, engineers and other professionals and consultants.

9.                                       Municipal Improvements/Notices.

(a)                                  Assessments.  Buyer shall pay all unpaid installments becoming due on or after the Closing Date in respect of assessments against the Premises or any part thereof for improvements or other work (including any fines, interest or penalties thereon due to the non-payment of such payment which is due on or after the Closing Date), and shall indemnify, defend and save Seller harmless from any claims therefor or any liability, loss, cost or expenses arising therefrom.  Seller shall pay on or before Closing all installments becoming due prior to the Closing Date in respect of assessments against the Premises or any part thereof for improvements or other work (including any fines, interest or penalties thereon due to the non-payment of such payment which is due prior to the Closing Date), and shall indemnify, defend and save Buyer harmless from any claims therefor or any liability, loss, cost or expenses arising therefrom.

(b)                                 Survival.  The provisions of this Paragraph 9 shall survive Closing.

10.                                 Seller’s Representations.

(a)                                  Seller hereby represents to Buyer, as of the date hereof and as of Closing, as follows with respect to itself and the Member Interests:

(i)                                     Organization.  Each of the entities comprising Seller is a limited liability company  duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

(ii)                                  Authorization.  Seller is the owner of the Member Interests (or will be as of the date of Closing) and has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Seller has duly authorized the execution of this Agreement.  Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a breach or default under (A) any agreement by which Seller or the Member Interests are bound, (B) the respective organizational documents of Seller and the Company, or (C) any writ, injunction or decree issued against or imposed upon Seller, the Company or the Members Interests.

(iii)                               Foreign Person.  Neither Seller nor Company is a “foreign person,” “foreign trust” or “foreign corporation” within the meaning of the United States Foreign Investment in Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended.

(iv)                              Litigation.  Except as disclosed on Exhibit “D” attached hereto, no action, suit or other proceeding (including, but not limited to any action or other proceeding under the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., or any other federal, state or local laws affecting the rights of debtors and/or creditors generally) is pending or to the best of Seller’s knowledge, has been threatened in writing that concerns or involves Seller or the Member Interests that would adversely affect the transactions contemplated by this Agreement.

(v)                                 Other Sales Agreements.  Seller has not entered into any other contract, letter of intent or similar written agreement to sell the Member Interests or the Property or any part thereof which is currently in effect.

(vi)                              Bankruptcy.  No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Seller’s best knowledge, threatened, against Seller.

(vii)                           Members.  Seller owns all right, title and interest and estate, legal, beneficial, equitable or otherwise, in, to, under and in respect of the Member Interests, and are free and clear of all encumbrances, security interests, has not been pledged as collateral for a loan.

(b)                                 Seller hereby represents to Buyer, as of the date hereof and as of Closing, as follows with respect to the Company and the Property:

(i)                                     Organization.  Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted.

(ii)                                  Authority/Consent.  The Company is the owner of the fee simple interest in the Property and possesses all requisite power and authority, and has taken or will by Closing have taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents to consummate the transactions contemplated by this Agreement.

(iii)                               Other Sales Agreements.  The Company has not entered into any other contract, letter of intent or similar written agreement to sell the Property or any part thereof which is currently in effect.  No person, firm, corporation or other entity, claiming by or through the Company, has any right, title, interest or estate, legal, beneficial or otherwise, in, to, or under or in respect of the all or any part of the Property.

(iv)                              Bankruptcy.  No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Seller’s knowledge, threatened, against Seller.

(v)                                 No Condemnation.  There are no existing or pending, or to Seller’s knowledge threatened, condemnation proceedings or deeds in lieu of condemnation affecting the Premises.

(vi)                              Existing Leases.  All leases relating to or affecting the Premises are set forth on Exhibit “E” hereto, (the “Existing Leases”).  (1) The information set forth on Exhibit “E” is true, correct and complete in all material respects; (2) at the time of Closing, Seller shall have accepted no prepayment of rent under any of the Existing Leases (except (i) with respect to the All Risks, Ltd. lease where the July 2004 rental payment has already been paid, and which will be credited to Purchaser in accordance with Section 7(a)(ii) and (ii) for rental for the current month and payments that are required to be made in advance pursuant to the terms and provisions of the Existing Leases), (3) at the time of Closing, Seller shall not have terminated any of the Existing Leases by agreement with the tenant (except by reason of a default by the tenant thereunder), and (4) Seller has delivered to Buyer true and complete copies of those Existing Leases entered into during the period of Seller’s ownership of the Premises.  Except as otherwise set forth in Exhibit “E”, to Seller’s knowledge, (i) each of the Existing Leases is in full force and effect on the terms set forth therein; (ii) no tenant has asserted in writing or, to Seller’s knowledge, has any defense to, offsets or claims against rent payable by it or the performance of its other obligations under its Existing Lease; (iii) Seller has no outstanding obligation to provide any tenant with an allowance to construct or to construct at its own expense, any tenant improvements; (iv) all tenant finish and brokerage commissions due with respect to each of the Existing Leases has been paid; (v) except as set forth in the Existing Leases, no tenant is entitled to any rent concession; (vi) no rents have been prepaid for more than one month in advance; and (vii) Seller has delivered to Buyer true and complete copies of those Existing Leases not entered into during the period of Seller’s ownership of the Premises.

(vii)                           Litigation.  Except as set forth on Exhibit “F” hereto, no action, suit or other proceeding (including, but not limited to any action or other proceeding under the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., or any other federal, state or local laws affecting the rights of debtors and/or creditors generally) is pending or to Seller’s knowledge, has been threatened in writing that concerns or involves the Company or the Property that would adversely affect the transactions contemplated by this Agreement.

(viii)                        Possession.  Seller has not granted to any party any license, lease, or other right relating to the use or possession of the Premises or any part thereof, except tenants under the Existing Leases and except for any such rights granted pursuant to the Permitted Encumbrances.

(ix)                                Existing Agreements.  To Seller’s knowledge, except as set forth on Exhibit “G”, there are no contracts of construction, employment, management, service, or supply, or any other contract not disclosed in this Agreement, in effect to which the Company is a party or by which it is bound which will affect the Property or operations of the Property or the Company after Closing.  The copies of the Existing Agreements delivered to or made available to Buyer were true, correct and complete in all material respects.

(x)                                   Taxes/Municipal Assessment/Notices.  All real estate taxes due and payable with respect the Property, have been paid in full or will be paid in full at the Closing, except as provided for in Paragraph 7(a)(iv).  To Seller’s knowledge, (A) there are no outstanding unpaid municipal assessment notices against the Premises or notices for future municipal assessments which have not been provided to Buyer during the Inspection Period, (B) all municipal improvements that were completed between the date of Seller’s acquisition of title to the Premises and the date hereof and with respect to which the Premises can be assessed have been paid in full, and (C) it has not received any written notice from any public authority concerning the existence of any presently uncorrected material violation of any ordinance, public regulation or statute of any municipal, state or federal government or agency with respect to the Premises.

(xi)                                Environmental Matters.  Seller has not received, from any governmental authority or regulatory agency, any written notice alleging a violation (or has knowledge of any such violation) of any law, rule, regulation or order relating to environmental conditions by reason of the presence of hazardous substances or materials (as such terms are presently used under applicable environmental laws, rules and regulations) at the Premises.  Except with respect to that certain 500 gallon underground storage tank containing diesel fuel for an on-site emergency generator which has been registered with the Maryland Department of the Environment Waste Management Administration (and for which Seller shall provide Buyer such registration materials) and for which Seller maintains an underground storage tank insurance policy or as otherwise disclosed to Buyer on Exhibit “H” , to Seller’s knowledge, (A) none of Seller nor any tenant or other occupant or user of the Premises, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on the Premises, or any portion thereof, in violation of any applicable federal, state or local statutes, laws, ordinances, rules or regulations, and (B) to Seller’s knowledge, except as disclosed to Buyer or as described in any environmental report delivered to Buyer, the Premises are free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.  Seller represents that to the best of Seller’s knowledge it has no other environmental reports on the Premises other than as disclosed on Exhibit “H”.

(xii)                             Insurance.  Seller has received no written notice from any insurance carrier of defects or inadequacies in the Premises which, if uncorrected, would result in a termination of insurance coverage or an increase in the premiums charged therefor.

(xiii)                          Employees.  Since its formation and through the Effective Date, the Company has no employment agreements or understandings (whether written or verbal) with any person, nor is the Company a party to any union contract or collective bargaining agreement.

(xiv)                         Organization Documents.  If not delivered by Seller to Buyer prior to the execution of this Agreement, within two (2) days of the Effective Date, Seller will deliver to Buyer true, correct and complete copies of the Company’s articles of organization and operating agreements, all as amended to date.

(xv)                            Single Purpose Entity.  The Company is a single purpose entity with its sole business purpose being the ownership, operation and management of the Property.

(xvi)                         Liabilities.  Except for liabilities incurred in the ordinary course of business which shall be satisfied on or before the Closing, the Company has no liabilities (current or contingent, asserted or unasserted) of any nature except for the liabilities expressly described in this Agreement under the Permitted Encumbrances and the Existing Agreements, including, without limitation, no contract liabilities, tort liabilities or tax liabilities.

(xvii)                      Financial Information.  If not delivered by Seller to Buyer prior to the execution of this Agreement, within two (2) days of the Effective Date, Seller will deliver to Buyer, to the best of Seller’s knowledge, (A) true, correct and complete state and federal tax returns of the Company for 2002(B) true and correct statements of profit and loss for the Company for calendar 2002 and 2003 and (C) the budget of the Company with respect to the

Property for calendar year 2002, 2003 and 2004 from the management, leasing, maintenance, repair and operation of such Property for such periods.

(c)                                  All references in this Paragraph 10 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, “to Seller’s knowledge” or “to the knowledge of Seller” and words of similar import shall refer solely to facts within the actual knowledge of Brian Doyle  (without independent investigation or inquiry) and shall not be construed to refer to the knowledge of any other employee, officer, director, member, manager, shareholder or agent of Seller or any affiliate of Seller, and shall in no event be deemed to include imputed or constructive knowledge.  Seller hereby represents to Buyer that Brian Doyle is a member of Seller and the asset manager of the Premises and that  he is a member of the Seller , and he is the person who would have knowledge over the matters stated herein.

(d)                                 A disclosure by Seller under one representation or warranty, paragraph, schedule or exhibit shall be deemed a disclosure with respect to all other Seller representations and warranties, paragraphs, schedules and exhibits.

(e)                                  All representations and warranties made in this Agreement by Seller shall survive the Closing for a period of nine (9) months.

11.                                 Delivery of Premises Documents.

(a)                                  Deliveries.  Seller has furnished or made available to Buyer or will make available to Buyer, to the extent such documents are in Seller’s possession and control, within three (3) business days after the Effective Date for inspection and copying (at Buyer’s cost and expense) the following

(i)                                     The current books and records (excluding, however, internal memoranda, appraisals and other documents and information covered by the attorney-client privilege) and other operating and maintenance documents and information customarily prepared by Seller, or by Seller’s property managers at Seller’s request, or customarily maintained by Seller or Seller’s property managers with respect to the Premises, including, without limitation, to the extent so prepared, all ledgers, records of income, expense, capital expenditures, utility bills, the most recent rent roll and the most recent property tax bill.

(ii)                                  Copies of all Existing Leases and Existing Agreements and any other occupancy agreements currently in force with respect to the Premises.

(iii)                               Copies of as-built plans and specifications, operating permits, environmental and engineering reports and certificates of occupancy issued with respect to the Premises.

(iv)                              The Old Title Policy and Old Survey.

(b)                                 No Warranty With Respect to Outside Reports.  NOTWITHSTANDING THE PRIOR PROVISIONS OF THIS PARAGRAPH 11 TO THE CONTRARY, BUYER ACKNOWLEDGES AND UNDERSTANDS THAT SOME OF THE MATERIALS

DELIVERED BY SELLER HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLER, COMPANY OR SELLER’S CURRENT PROPERTY MANAGER.  EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 10(a) OR OTHERWISE IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS WHICH WERE NOT PREPARED BY SELLER, COMPANY OR SELLER’S CURRENT PROPERTY MANAGER.

12.                                 Buyer Representations.  Buyer hereby represents to Seller, as of the date hereof and as of the date of Closing, as follows:

(a)                                  Organization.  Buyer is a corporation duly organized and validly existing under the laws of the state of its formation, is duly qualified to do business in the State of Delaware, and has all requisite power and authority to carry on its business as now conducted.

(b)                                 Authorization.  Buyer has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby and Buyer has duly authorized the execution of this Agreement.

13.                                 Conditions Precedent to Closing.

(a)                                  Buyer’s Conditions.  Buyer shall not be obligated to close under this Agreement unless each of the following conditions shall be satisfied or waived by Buyer prior to the Closing Date:

(i)                                     Tenant Estoppel Certificates.  The Tenant Estoppel Certificates and subordination, nondisturbance and attornment agreements, if any, described in Paragraph 14(a)(xv) shall be delivered to Buyer in the form required thereunder;

(ii)                                  Title.  The Title Company shall be prepared subject only to payment of the applicable premium, to issue a Title Policy in accordance with Paragraph 6(c), insuring title to the Premises is vested in the Company, subject only to the Permitted Exceptions, or such other exceptions as may be approved by Buyer in accordance with Paragraph 6(b), and otherwise in form and substance consistent with the New Title Commitment and the provisions of this Agreement;

(iii)                               Accuracy of Representations.  The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date;

(iv)                              Certificate of Occupancy.  No directive revoking the certificate of occupancy of the Premises is outstanding;

(v)                                 No Default.  Seller shall not be in default hereunder and shall have complied in all material respects with its obligations under this Agreement.

(b)                                 Seller’s Conditions.  Seller shall not be obligated to close under this Agreement unless each of the following conditions shall be satisfied or waived by Seller prior to the Closing Date:

(i)                                     Accuracy of Representations.  The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects as of the Closing Date; and

(ii)                                  No Default.  Buyer shall not be in default hereunder and shall have complied in all material respects with its obligations under this Agreement.

(c)                                  Failure of a Condition.

(i)                                     Notice of Unsatisfied Condition.  In the event that any condition precedent to Closing has not been satisfied on or before the Closing Date, then the party whose conditions to Closing have not been satisfied (the “Unsatisfied Party”) shall give written notice to the other of the condition or conditions which the Unsatisfied Party asserts are not satisfied.  In such written notice the Unsatisfied Party shall also elect either (i) to extend the Closing Date for a reasonable period of time (not to exceed twenty (20) days) to allow the other party to satisfy the condition, or (ii) to terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination), except if such failure of a condition is due to a default by one of the parties, in which event the non-defaulting party shall have those rights and remedies set forth in Paragraph 15.

(ii)                                  Waiver of Unsatisfied Conditions.  If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions, other than any unmet or unsatisfied conditions arising out of a breach by either party of any of its representations and warranties hereunder of which the other party has no knowledge as of Closing.

14.                                 Deliveries at Closing.

(a)                                  Seller’s Deliveries.  On the Closing Date, Seller shall deliver to Buyer or, at Buyer’s direction, to the Title Company, the following:

(i)                                     Four (4) Assignments of Member Interests in the form of Exhibit “K”;

(ii)                                  Any Affidavit/indemnity reasonably required by Title Company to enable it to provide to Buyer the non-imputation endorsement in accordance with Paragraph 6(d);

(iii)                               A certificate of good standing or qualification to do business in Maryland issued by the Maryland State Department of Assessments and Taxation for each of Seller and the Company;

(iv)                              A certificate confirming the provisions of Paragraph 10, subject to the limitations therein;

(v)                                 Seller will deliver the Company originals within Seller’s possession of (i) all items comprising the Property information referenced in Paragraph 11, if any, and (ii) all organizational documents referenced in Paragraph 10 (b)(xii);

(vi)                              For the Company, a document by which Seller (i) resigns as Manager of the Company, (ii) elects (as sole member) Buyer (or its designee) as the new Manager, and (iii) waives (to the extent necessary) any transfer conditions or restrictions of the Operating Agreement therefor;

(vii)                           Rent Roll.  A Rent Roll with respect to the Premises in substantially the form of Exhibit “E” hereto containing in addition (x) status of rental payments, (y) rental concessions, if any, and (z) prepaid rents, if any, certified, to Seller’s knowledge, as true and correct in all material respects.

(viii)                        Authority Documents.  An authorizing resolution and an incumbency certificate, and such other documents as may be reasonably necessary to evidence the authority set forth in Paragraphs 10(a) and 10(b) above and an incumbency certificate to evidence the capacity of the signatory for Seller and Company.

(ix)                                FIRPTA Certification.  An affidavit for both Seller and Company in the form attached hereto as Exhibit “L” with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended, and the regulations issued thereunder).

(x)                                   Tenant Estoppel Certificates.  Seller shall obtain, written statements from the two major tenants in occupancy of the Premises, copies of which shall be delivered to Buyer not later than three (3) days prior to the Closing Date, in substantially the form of, and as qualified by, the form of tenant estoppel certificate prepared by Buyer and approved by Seller as set forth on Exhibit “M” attached hereto and made a part hereof or otherwise in the form provided in such tenant’s lease and dated within thirty (30) days of the date of Closing (“Tenant Estoppel Certificate”); provided, however, in determining whether the foregoing requirement has been satisfied, Buyer may not object to (x) any non-material (as determined in Buyer’s reasonable judgment) qualifications or modifications made by a tenant to the Tenant Estoppel Certificate, and (y) any modification to a Tenant Estoppel Certificate to conform it to the form of tenant estoppel the tenant is required to deliver under the lease in question.  Tenant Estoppel Certificates which do not conform to the requirements set forth in this Paragraph (vii) or which contain material modifications or qualifications to the form of Exhibit “M”, including the assertion of any monetary or other default under the lease, shall not satisfy the Seller’s delivery requirement hereunder.

(xi)                                Tenant/Vendor Notices.  Written notice from Seller to each tenant of the Premises under the Existing Leases in substantially the form attached hereto as Exhibit “N” and, to the extent requested by Buyer, written notice to vendors under Existing Agreements, in substantially the form of Exhibit “N”, mutatis, mutandis.

(xii)                             Possession and Keys.  Possession of the Premises free and clear of all parties in possession except tenants under the Existing Leases, and (to the extent in Seller’s possession or the possession of Seller’s property manager) all keys, codes and other security devices for each parcel of the Property.

(xiii)                          Books and Records.  Copies (to the extent in Seller’s possession or the possession of Seller’s property manager) of all books and records reasonably required for the orderly transition of operation of the Premises.

(xiv)                         Original Documents.  The originals (to the extent in Seller’s possession or the possession of Seller’s property manager) of all Existing Leases and Existing Agreements and (to the extent in Seller’s possession or the possession of Seller’s property manager) copies of as-built plans and specifications for the improvements at the Premises, permits, licenses, guaranties, warranties and other agreements and approvals relating to the maintenance and operation of the Property.

(xv)                            Closing Statement.  A Preliminary Closing Statement, mutually acceptable to Buyer and Seller.

(xvi)                         Intentionally Omitted.

(xvii)                      Subordination, Nondisturbance and Attornment Agreements.  Written agreements substantially in a form required under an Existing Lease or otherwise mutually agreed upon between Seller and Buyer, copies of which shall be delivered to Buyer not later than three (3) days prior to the Closing Date, from each tenant whose lease does not contain a provision providing in pertinent part that such lease is subordinate, without the need for any further action by tenant, to any and all mortgages thereafter created by the landlord with regard to the Premises.

(xviii)                   Other Documents.  Any other documents which Seller is obligated to deliver to Buyer pursuant to this Agreement or such title affidavits or similar documents that may be reasonably requested by the Title Company in order to issue the Title Policy.

Location at the Premises on the date of Closing of any of the materials referred to in clauses (xii), (xiii) and (xiv) of this Paragraph (a) shall be deemed delivery to Buyer.

(b)                                 Buyer’s Deliveries.  On the Closing Date, Buyer will deliver to Seller or, at Seller’s direction, to the Title Company, the following:

(i)                                     Four (4) Assignments of Member Interests in the form of Exhibit “K”;

(ii)                                  Authority Documents.  An authorizing resolution and an incumbency certificate, and such other documents as may be reasonably necessary to evidence the authority and capacity of Buyer and the authority of the signatory for Buyer.

(iii)                               Purchase Price.  The balance of the Purchase Price payable at Closing, after credit for the Deposit and as adjusted pursuant to the Preliminary Settlement Statement and other apportionments outlined in Paragraph 7 of this Agreement.

(iv)                              Closing Statement.  A Preliminary Closing Statement, mutually acceptable to Buyer and Seller.

(v)                                 Other Documents.  Any other documents which Buyer is obligated to deliver to Seller pursuant to this Agreement or that may be requested by the Title Company in order to issue the Title Policy.

15.                                 Default.

(a)                                  Buyer Default.  If Buyer defaults under this Agreement by failing to complete Closing in accordance with the material terms of this Agreement, then, upon written demand from Seller to Escrowee, the Deposit shall be paid to Seller by the Escrowee (and Buyer hereby irrevocably directs the Escrowee to make such payment in such circumstance) and the Deposit shall be retained by Seller as liquidated damages and not as a penalty.  The retention of the Deposit shall be Seller’s sole right and remedy in the event of Buyer’s default in Closing, and Seller in such event hereby waives any right to recover the balance of the Purchase Price.  Seller and Buyer agree that the actual damages to Seller in the event of such breach are impractical to ascertain as of the date of this Agreement and the amount of the Deposit is a reasonable estimate thereof.  Upon payment of the Deposit to Seller as liquidated damages, this Agreement shall (except as herein otherwise expressly provided) be and become null and void and all copies will be surrendered to Seller.  Nothing contained in this Paragraph 15(a) shall be deemed to limit Seller’s rights against Buyer by reason of the indemnity obligations of Buyer to Seller set forth in Paragraph 19(a) of this Agreement which shall survive the termination of this Agreement.

(b)                                 Seller Default.  If the sale of the Premises is not consummated because of a default under this Agreement on the part of Seller, Buyer, as its sole and exclusive remedy, may either (i) terminate this Agreement in its entirety by delivery of notice of termination to Seller, whereupon Buyer’s Deposit and, if any only if Seller’s default was willful as determined by a final unappealable judicial order, Seller shall reimburse Purchase for Buyer’s actual out-of-pocket costs and expenses incurred in the negotiation of this Agreement and the investigation of the property, up to an amount not to exceed Twenty-Five Thousand Dollars ($25,000) shall be immediately returned to Buyer or (ii) continue this Agreement pending Buyer’s action for specific performance hereunder provided appropriate proceedings are promptly commenced by Buyer.

16.                                 Notices; Computation of Periods.

(a)                                  Notices.  All notices given by either party to the other shall be in writing and shall be sent either (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, or (ii) by prepaid nationally recognized overnight courier service for next business day delivery, addressed to the other party at the following addresses listed below, or (iii) via telecopier or facsimile transmission to the facsimile numbers listed below; provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in subparagraph (ii) above.  Addresses and facsimile numbers of the parties are as follows:

As to Seller:

Sterling York, LLC

1033 Skokie Blvd.

Suite 600

Northbrook, Illinois 60062

Attention:  Daniel Zoller

Fax:   (847) 480-0199

and

Sterling York, LLC

c/o Corridor RFS

2 Hopkins Plaza

Suite 2100

Baltimore, Maryland 21201

Attention:  Brian Doyle

Fax:   (410) 625-1500

with a copy at the same time to:

Ballard Spahr Andrews & Ingersoll

300 E. Lombard Street

Baltimore, Maryland 21202

Attention:  Fran Glushakow-Smith, Esq.

Fax:   (410) 528-5650

And

As to Buyer:

COPT Acquisitions, Inc.

8815 Centre Park Drive

Suite 400

Columbia, Maryland 21045

Attn: James K. Davis, Jr., Vice President

Fax:   (410) 740-1174

with a copy at the same time to:

COPT Acquisitions, Inc.

8815 Centre Park Drive

Suite 400

Columbia, Maryland 21045

Attn: Ivy Wagner, Esq.

Fax:    (410) 740-1174

As to Escrowee:

Anchor Insurance Company

10715 Charter Drive, Suite 100

Columbia, Maryland 21044

Attn: Ms. M. Charlotte Powel

Fax:   (410) 730-7642

or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above.  Any notice may be given on behalf of any party by its counsel.  Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon the earliest of (i) actual receipt (including receipt of a facsimile copy, but only if an original of such facsimile is properly sent by overnight courier as provided above) or refusal by the addressee, or (ii) three (3) days following the date such notices, demands or requests shall be deposited in any Post Office, or branch Post Office regularly maintained by the United States Government, or (iii) one (1) business day after delivered to the overnight courier service, as the case may be.

(b)                                 Computation of Periods.  If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State of Illinois or the State of Maryland or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday.  Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday.

17.                                 Fire or Other Casualty.

(a)                                  Casualty Insurance.  Seller agrees to maintain in effect until the Closing Date the fire and extended coverage insurance policies now in effect on the Premises (or substitute policies in equal or greater amounts), but in no event less than the Purchase Price hereunder.

(b)                                 Casualty Damage.  If any portion of the Premises shall be damaged or destroyed by fire or other casualty between the date of this Agreement and the Closing Date,

Seller shall give written notice thereof to Buyer.  Subject to Paragraph (c) below, the obligation of Buyer to complete Closing under this Agreement shall in no way be voided or impaired by reason thereof, and Buyer shall be required to accept the Premises and the Personal Property in their then damaged conditioned with abatement of the Purchase Price in the amount of the deductible.  In such case, the proceeds of all fire and extended coverage insurance policies attributable to the Premises or the Personal Property received by Seller prior to the Closing Date and not used by Seller for the protection or emergency repairs to the Premises and the Personal Property (and Buyer hereby authorizes Seller to use the proceeds for such purposes subject to Buyer’s approval not to be unreasonably withheld or delayed) shall be disbursed by Seller to Buyer at Closing, and all unpaid claims under such insurance policies attributable to the Premises and Personal Property shall be assigned by Seller to Buyer on the date of Closing and shall reduce the Purchase Price by the amount of any deductible or uninsured loss under such policy. There shall be no other reduction in the Purchase Price by reason of such unpaid claim.

(c)                                  Right of Termination.  Notwithstanding any of the preceding provisions of this Paragraph 17, if Substantial Damage shall occur to the buildings on the Premises by fire or other insured casualty prior to the Closing Date, Buyer shall have the right to terminate this Agreement by written notice to the Seller.  If Buyer desires to terminate this Agreement pursuant to this Paragraph (c) Buyer must give a written notice of termination to Seller within five (5) business days after Seller’s notice to Buyer of the occurrence of the casualty, in which case Escrowee shall return the Deposit to Buyer.  Upon such termination of this Agreement, neither party shall have any further rights or obligations hereunder (except the indemnity obligations of Buyer to Seller set forth in this Agreement which shall survive the termination of this Agreement).  “Substantial Damage” shall mean such damage that would cost, in the judgment of an independent third-party real estate professional retained by Seller, at least $850,000.00 to repair or such damage that is sufficient to any tenant to terminate its Existing Lease.  If Buyer does not timely give notice of a termination, Buyer’s obligations hereunder shall remain in effect notwithstanding such casualty and Buyer shall remain obligated to consummate the purchase subject to the provisions of Paragraph 17(b) above and otherwise in accordance with the terms of this Agreement.

18.                                 Assignability.

(a)                                  Assignments Prohibited.  Except to Corporate Office Properties Trust (“COPT”), Corporate Office Properties, L.P. (“COPLP”) or to any entity or affiliate in which either COPT or COPLP shall have at least a 10% direct equity ownership interest, Buyer may not assign or suffer an assignment of this Agreement and/or its rights under this Agreement, without the prior written consent of Seller, which consent Seller may deny in its sole and absolute discretion.  Notwithstanding the foregoing, if Seller consents in writing to any such assignment (i) Buyer shall continue to remain fully liable for the performance of each and every obligation under this Agreement to be performed by Buyer; (ii) such assignee shall assume in writing all of Buyer’s obligations under this Agreement; and (iii) Buyer shall have given Seller written notice of such assignment, which notice contains a copy of the documentation required to satisfy the above two (2) conditions.

(b)                                 Successors and Assigns.  Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Buyer.

19.                                 Inspections/Inspection Period.

(a)                                  Right to Inspect.  Buyer, and Buyer’s agents and representatives, shall have the right, from time to time, prior to the Closing Date or earlier termination of this Agreement, during normal business hours, to enter upon the Premises for the purpose of conducting inspections of the Premises, testing of machinery and equipment, taking of measurements, making of surveys and generally for the reasonable ascertainment of matters relating to the Premises and otherwise determining whether to consummate the transactions contemplated this Agreement; provided, however, that Buyer shall (i) give Seller reasonable prior notice of the time and place of such entry, in order to permit a representative of Seller to accompany Buyer; (ii) use reasonable commercial efforts not to interfere with the operations of the Premises or any tenant thereof during business hours; (iii) restore any physical damage to the Premises or any adjacent property caused by such actions; (iv) indemnify, defend and save Seller and, as the case may be, its partners, trustees, members, managers, shareholders, directors, officers, employees and agents harmless of and from any and all claims for personal injury or property damage and/or liabilities which Seller and its partners, trustees, members, managers, shareholders, directors, officers, employees and agents may suffer or be subject by reason of  or in any manner relating to any act or omission of Buyer and its representatives during such entry and such activities, including, without limitation, any claims by tenants of the Premises, other than any expense, loss or damage to the extent arising from any act or omission of Seller or its representatives relating to any such entry and inspection; (v) not intentionally or with reckless disregard enter into any tenant’s leased premises or intentionally or with reckless disregard initiate any communication with any tenant with respect to its Existing Lease or its space in the Premises unless accompanied by Seller or Seller’s agent in each instance; (vi) prior to entry onto the Premises, upon Seller’s request furnish Seller with evidence of general liability and property damage insurance maintained by Buyer with single occurrence coverage of at least $2,000,000.00 (and aggregate coverage of $4,000,000.00) and naming Seller and its property manager as additional insureds; and (vii) not conduct any environmental investigations or testing other than a standard “Phase I” investigation, without prior execution of, and compliance with, an agreement relating to such access and investigation acceptable to Seller in its reasonable discretion.  All inspection rights under this Paragraph (a) shall be subject to the rights of tenants under the Existing Leases.  To facilitate Buyer’s evaluation, Seller shall give Buyer, and its counsel, accountants, and representatives reasonable access to the books, records, documents and information (other than internal memoranda, appraisals and documents and/or information covered by the attorney-client privilege) in the possession of Seller or Seller’s property manager with respect to ownership, construction and operation of the Premises.

(b)                                 No Liens Permitted.  Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Premises or any part thereof, nor as giving Buyer any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Premises or any part thereof.  Buyer agrees to promptly cause the removal of, and indemnify, defend and hold Seller harmless with respect to, any mechanic’s or similar lien filed against the Premises or any part thereof by any party for performing any labor or services at the Premises or supplying any materials to the Premises at Buyer’s request.

(c)                                  Buyer’s Right of Termination.  If Buyer determines that it is not satisfied with the Premises and all matters relating thereto, Buyer shall have the right to terminate this Agreement, for any reason whatsoever, by giving Seller written notice (“Termination Notice”) at any time on or prior to 5:00 p.m. Eastern Standard Time on March 30, 2004.  The period from the Effective Date to 5:00 p.m. Eastern Standard Time on March 30, 2004 is hereinafter referred to as the “Inspection Period”.  Upon giving the Termination Notice, this Agreement shall immediately terminate (except for the indemnity obligations of Buyer and Seller under this Agreement which shall survive termination of this Agreement) and the Deposit shall be returned to Buyer, as Buyer’s sole and exclusive remedy.  Except as may otherwise be expressly provided in this Agreement, Buyer shall be deemed to have waived its right to object to every fact, item and condition relating to the Property if a Termination Notice is not delivered by Buyer on or prior to the expiration of the Inspection Period.  Buyer’s failure to deliver the Termination Notice prior to the expiration of the Inspection Period shall be deemed a waiver of Buyer’s right to terminate this Agreement under this Paragraph (c).

(d)                                 Survival.  The provisions of this Paragraph 19 shall survive termination of this Agreement and/or the Closing.

20.                                 Condemnation.

(a)                                  Immaterial Taking.  If any part of the Premises shall be taken by exercise of the power of eminent domain after the date of this Agreement that is not considered a Material Portion, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price.  Seller shall be relieved, however, of its duty to convey title to the portion of the parcel so taken, but Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof, net of any expenses actually incurred by Seller, including reasonable attorney’s fees of collecting the same.  Seller shall promptly furnish Buyer with a copy of the declaration of taking property after Seller’s receipt thereof.  For purposes of this Paragraph 20, a “Material Portion” shall mean a condemnation of any portion of (i) the Improvements which are vital to the use, occupancy or operation of the Premises; (ii) the parking lot which materially and adversely affects the number of parking spaces or ingress/egress from the parking lot; or (iii) the Premises which enables a tenant to terminate its lease.

(b)                                 Material Taking.  If there is a taking of a Material Portion of the Premises, Buyer may terminate this Agreement, by written notice to Seller within five (5) days of Seller’s notice to Buyer of a taking, in which case Escrowee shall return the Deposit to Buyer.  Upon the giving of such termination notice, this Agreement shall become null and void, except for the indemnity obligations of Buyer and Seller set forth in this Agreement which will survive termination of this Agreement.  If Buyer does not timely give notice of termination, Buyer’s obligations hereunder shall remain in effect notwithstanding such condemnation and Buyer shall remain obligated to consummate the purchase in accordance with the provisions of Paragraph (a) above and otherwise in accordance with the terms of this Agreement.

21.                                 Broker.  Seller and Buyer each represents and warrants to the other that it has dealt with no broker or other intermediary in connection with this transaction other than Coldwell Banker Commercial NRT and Preston Partners (the “Disclosed Brokers”).  If any broker or other intermediary other than the Disclosed Brokers claims to be entitled to a fee or commission by reason of having dealt with Seller or Buyer in connection with this transaction, or having introduced the Premises to Buyer for sale, or having been the inducing cause to the sale, the party with whom such broker claims to have dealt shall indemnify, defend and save harmless the other party of and from any claim for commission or compensation by such broker or other intermediary.  Seller agrees to pay, pursuant to a separate agreement between Seller and Disclosed Brokers, any commission payable to Disclosed Brokers in connection herewith if, as and when the Closing occurs, and shall indemnify, defend and hold Buyer harmless with respect to any claims of the Disclosed Broker relating to the transaction contemplated by this Agreement.  This Paragraph 21 shall survive the termination of this Agreement and/or the Closing.

22.                                 Condition of Premises; Operation of Premises.

(a)                                  No Warranties.  THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PREMISES AND THE PERSONAL PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT.  THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT.  WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, UPON EXPIRATION OF THE INSPECTION PERIOD BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES WILL HAVE INSPECTED AND INVESTIGATED THE PREMISES SUBJECT TO THE LIMITATIONS AS EXPRESSLY PROVIDED IN PARAGRAPH 19, THE PERSONAL PROPERTY, THE EXISTING LEASES AND EXISTING AGREEMENTS, OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PREMISES, THE PERSONAL PROPERTY, THE EXISTING LEASES AND EXISTING AGREEMENTS ARE BEING PURCHASED BY BUYER IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL EXISTING DEFECTS PURSUANT TO SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE DELIVERED BY SELLER AT CLOSING) AS TO THE FINANCIAL

OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PREMISES OR THE PERSONAL PROPERTY OR THE AREAS SURROUNDING THE PREMISES, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH.  BUYER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT OR EXPRESSLY PROVIDED IN ANY DOCUMENT TO BE DELIVERED BY SELLER AT CLOSING, NEITHER SELLER, NOR ANY AGENT OR EMPLOYEE OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED.  THIS PARAGRAPH SHALL SURVIVE CLOSING, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b)                                 Change of Conditions.  SUBJECT TO SELLER’S OBLIGATIONS UNDER PARAGRAPH (d) BELOW, BUYER SHALL ACCEPT THE PREMISES AND THE PERSONAL PROPERTY AT THE TIME OF CLOSING IN THE SAME CONDITION AS THE SAME ARE AS OF THE DATE OF THIS AGREEMENT, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF WEAR AND TEAR AND, SUBJECT TO PARAGRAPH 17 HEREOF, DAMAGE BY FIRE OR OTHER CASUALTY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER SPECIFICALLY ACKNOWLEDGES THAT SUBJECT TO SELLER’S OBLIGATIONS AS PROVIDED IN PARAGRAPH 22(d) BELOW, THE FACT THAT ANY PORTION OF THE PREMISES OR THE PERSONAL PROPERTY OR ANY EQUIPMENT OR MACHINERY THEREIN OR ANY PART THEREOF MAY NOT BE IN WORKING ORDER OR CONDITION AT THE CLOSING DATE BY REASON OF WEAR AND TEAR OR DAMAGE BY FIRE OR OTHER CASUALTY, OR BY REASON OF ITS PRESENT CONDITION, SHALL NOT RELIEVE BUYER OF ITS OBLIGATION TO COMPLETE CLOSING UNDER THIS AGREEMENT AND PAY THE FULL PURCHASE PRICE.  EXCEPT AS PROVIDED IN SUBPARAGRAPH (d) BELOW, SELLER HAS NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS REQUIRED BY REASON OF WEAR AND TEAR OR FIRE OR OTHER CASUALTY, BUT MAY, AT ITS OPTION AND ITS COST, MAKE ANY SUCH REPAIRS AND REPLACEMENTS PRIOR TO THE CLOSING DATE.

(c)                                  Condition of Delivery.

(i)                                     Seller has no obligation to deliver the Premises in a “broom clean” condition, and at Closing Seller may leave in the Premises all items of personal property and equipment, partitions and debris as are now presently therein, provided that at all times prior to the Closing Date, Seller continues, and hereby agrees, to operate the Premises in a manner consistent with past practices.

(ii)                                                                                  During the period after the Effective Date until the first to occur of (x) the Closing Date, (y) default by Buyer under this Agreement followed by Seller’s valid notice under this Agreement constituting an effective election to terminate this Agreement, or (z) termination of this Agreement, except with respect to leases as provided in Paragraph 6(a) above, Seller shall not sell, further mortgage or otherwise further encumber the Property.

(d)                                 Seller Repairs.  Between the date of the execution of this Agreement and the Closing Date, Seller shall perform all customary ordinary repairs to the Premises and the Personal Property as Seller has customarily previously performed to maintain them in substantially the same condition as they are as of the date of this Agreement, as said condition shall be changed by wear and tear, damage by fire or other casualty, or vandalism.  Notwithstanding the foregoing, Seller shall have no obligation to, and shall not without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, make any structural or extraordinary repairs or capital improvements between the date of this Agreement and Closing, except to the extent the need for such repairs was caused by any act or omission of Seller or its agents.

(e)                                  Release and Indemnity.  WITHOUT LIMITING THE PROVISIONS OF PARAGRAPH (a) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT EXCEPT AS PROVIDED IN THIS PARAGRAPH (e) BUT SUBJECT TO THE PROVISIONS OF PARAGRAPH 24(C), BUYER HEREBY RELEASES SELLER AND (AS THE CASE MAY BE) SELLER’S OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEY’S FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”) ARISING FROM OR RELATING TO (i) ANY DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PREMISES WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PREMISES WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE.  THE RELEASE SET FORTH IN THIS PARAGRAPH SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT.  BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL.  THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY INDEMNITY OR WARRANTY MADE BY SELLER IN ANY DOCUMENT DELIVERED BY SELLER AT CLOSING; OR IN

CONNECTION WITH THIRD PARTY CLAIMS AGAINST BUYER WHICH ARISE AS A RESULT OF EVENTS OCCURRING PRIOR TO BUYER’S PERIOD OF OWNERSHIP OF THE PREMISES.

In addition to the release set forth above, Buyer agrees to indemnify, defend and hold Seller and Seller’s officers, directors, members, agents and representatives and their respective successors and assigns (collectively, the “Seller Indemnitees”) harmless, from and against any and all losses, damages, penalties, taxes, interest expenses (including, without limitation, reasonable attorneys’ fees and expenses), claims, actions, suits and demands which may be brought, instituted or made against or incurred by any Seller Indemnitee arising out of, on account of, with respect to, or relating to any of the following: (i) Buyer’s ownership of the Interests or operation of the Company, the Premises and Property following the Closing or (ii) any liabilities, contracts, commitments or other obligations of Seller which Buyer has assumed pursuant to this Agreement.

Seller agrees to indemnify, defend and hold Buyer and Buyer’s officers, directors, members, agents and representatives and their respective successors and assigns (collectively, the “Buyer Indemnitees”) harmless, from and against any and all losses, damages, penalties, taxes, interest expenses (including, without limitation, reasonable attorneys’ fees and expenses), claims, actions, suits and demands which may be brought, instituted or made against or incurred by any Buyer Indemnitee arising out of, on account of, with respect to, or relating to Seller’s ownership of the Interests prior to the Closing, including but not limited to goods and services procured prior to Closing and accounts payable outstanding prior to Closing but excluding any matters disclosed to Buyer prior to the Closing, including the Permitted Encumbrances.

Any indemnitee making a claim for indemnification hereunder shall notify the indemnitor of any claim or demand in respect of which the indemnitor may be liable hereunder. The failure of indemnitee to so notify the indemnitor shall not relieve the indemnitor from any liability for indemnification hereunder, except to the extent that the indemnitor has been materially prejudiced thereby. The indemnitor shall have the right to defend against any claim made against the indemnitee by a third party of the nature indemnified against hereunder provided (a) the indemnitor, within ten (10) days after receipt of the notice from the indemnitee, notifies the indemnitee that (i) the indemnitor disputes such claim, giving the reasons therefor, and (ii) the indemnitor will at its own cost and expense, defend the same, and (b) such defense is instituted and continuously maintained in good faith by the indemnitor. The indemnitee may, if it so elects, designate its own counsel to participate along with the counsel selected by the indemnitor in the conduct of such defense at its own expense. Notwithstanding the foregoing, if indemnitee’s independent counsel reasonably determines that a conflict of interest exists which jeopardizes the ability of counsel selected by the indemnitor to represent indemnitee, the expense of indemnitee’s counsel shall be paid by the indemnitor. In any event, the indemnitee shall be kept fully advised by the indemnitor as to the status of such defense. In the event the indemnitor shall be given notice of a claim as aforesaid and shall fail to notify the indemnitee of its election to defend such claim within the time and as prescribed herein, or after having so elected to defend such claim shall fail to institute and maintain such defense and perform its other obligations in accordance with the foregoing, then the indemnitee shall have the right, at the expense of the indemnitor, to negotiate, settle, or defend such claim on such terms as the indemnitee, in good faith, may determine appropriate and the indemnitor shall cooperate with the indemnitee with respect thereto. Upon the disposition or resolution of any claim indemnified hereunder, the indemnitor shall promptly and fully satisfy and discharge such and reimburse the indemnitee for all Losses paid or incurred by the indemnitee with respect to such claim.

(f)                                    Seller Reports.  Buyer acknowledges that Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of Seller’s environmental and/or engineering reports or other third party materials relating to the Premises made available to Buyer (collectively, the “Reports”) or other documents relating to the Premises, and Buyer shall have no claim against Seller based upon the Reports or such other documents relating to the Premises or Seller’s failure to deliver any documents relating to the Premises to Buyer, except as otherwise set forth in this Agreement.  Buyer further acknowledges that Buyer has had full opportunity to perform such physical inspections, environmental and engineering investigations and appraisals as Buyer deems appropriate prior to Closing, and Buyer obtained or shall obtain its own physical inspections, environmental and engineering reports and appraisals of the Premises.  Buyer agrees upon Seller’s request to the extent the Closing does not occur hereunder, to promptly provide Seller (without any representation or warranty whatsoever and without any liability with respect to the content thereof) with copies of all third party environmental and engineering reports obtained by Buyer pursuant to Paragraph 19 hereof with respect to the Premises.

(g)                                 Effect of Disclaimers.  Buyer acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Premises and Personal Property are being sold subject to the provisions of this Paragraph 22 and that Seller would have charged a higher purchase price if the provisions in this Paragraph 22 were not agreed upon by Buyer.

(h)                                 Operation of the Premises.  Between the Effective Date and the Closing Date, Seller shall operate and manage the Premises in a normal businesslike manner, and consistent with prior practices (including without limitation leasing in accordance with sub-paragraph (i) below, and making ordinary repairs and performing maintenance), and as follows:

(i)                                     Except with respect to the pending lease with T Mobile, which Buyer shall have the right to review prior to execution, during the period from the Effective Date through Closing (or earlier termination of this Agreement or default by Buyer hereunder), Seller shall not enter into new leases for portions of the Premises now vacant or for portions of the Premises which may become vacant, or enter into any amendments of any Existing Leases without first submitting a copy of such proposed lease or lease amendment to Buyer for Buyer’s approval, which prior to the expiration of the Inspection Period may not be unreasonably withheld or delayed and subsequent to the expiration of the Inspection Period may be withheld in Buyer’s sole discretion; provided, however, Seller may take such actions which in its sole discretion it deems necessary to enforce the Existing Leases pursuant to the terms thereof.  If Buyer does not approve in writing such proposed lease or amendment within five (5) business days of Buyer’s receipt of the proposed lease or amendment, Buyer shall be deemed to have rejected the proposed lease or amendment.  The termination of any of the Existing Leases prior to Closing by reason of the expiration of its term or the default of the tenant thereunder shall not excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price.  Any approved leases or amendments shall be considered “Existing Leases” for purposes of this Agreement.

(ii)                                  During the period from the Effective Date through Closing (or earlier termination of this Agreement or default by Buyer hereunder), Seller shall not have the right to enter into new service or maintenance agreements or modify any existing service or maintenance agreements in any material respect without Buyer’s consent, which may not be unreasonably withheld or delayed and shall be deemed withheld if Buyer does not respond within five (5) business days of a request for consent; provided, however, that Buyer’s consent shall not be required for any such new agreement that shall be terminable, without penalty or premium, prior to the Closing Date.  The termination of any of the Existing Agreements prior to Closing by reason of the expiration of its term or by reason of a default thereunder shall not excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price.  Buyer shall notify Seller in writing prior to the expiration of the Inspection Period of any (or all) of the Existing Agreements that are to be terminated by Seller as of the Closing Date.

(i)                                     Additional Liens or Encumbrances.  From the Effective Date until Closing, and except as expressly provided for elsewhere in this Agreement, neither Seller nor the Company shall voluntarily create or suffer any additional liens or encumbrances with respect to the Property or the Member Interests whatsoever without Buyer’s prior written consent.

(j)                                     Survival.  The provisions of this Paragraph 22 shall survive Closing.

23.                                 Environmental Indemnity.

(a)                                  Pre-Closing.  Company agrees to indemnify, protect, defend, save and keep harmless, Buyer, and its officers, directors, trustees, members, managers, shareholders, partners, employees, agents, attorneys, experts and consultants (including any assignees) (“Indemnitees”) from and against any and all Claims (as hereinafter defined) that may be imposed on, incurred by or asserted against any or all of the Indemnitees before the Closing Date (whether or not Indemnitees or any of them shall also be indemnified as to any such Claim by any other person) except to the extent the Claims arise as a result of any actions taken by or on behalf of Buyer and Buyer’s Indemnitees, arising out of, in any way relating to, or resulting from or in connection with, in each case, directly or indirectly, any of the following with respect to the Property first occurring prior to the Closing:  a Release (as hereinafter defined), a violation or alleged violation of or noncompliance or alleged noncompliance with any Environmental Law (as hereinafter defined), the presence of any Contaminant (as hereinafter defined), any Environmental Claim (as hereinafter defined), or any other loss of or damage or injury to (or threatened loss of or damage or injury to) any property, Person (as hereinafter defined) or the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water, land including surface and subsurface, plant, aquatic and any animal life), and including, without limitation, all costs and expenses associated with remediation, response, removal, containment, restoration, corrective action, financial assurance, environmental liens, natural resource damages and the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required under any Environmental Law.  Notwithstanding any other provision of this Paragraph 23, the indemnity provided for in this Paragraph (a) shall not be applicable to any Claims for which Buyer is required to indemnify Seller pursuant to Paragraph (b) below.

(b)                                 Post-Closing.  Buyer agrees to indemnify, protect, defend, save and keep harmless, Seller and its officers, directors, trustees, members, managers, shareholders, partners, employees, agents, attorneys, experts and consultants (“Indemnitees”) from and against any and all Claims (as hereinafter defined) that may be imposed on, incurred by or asserted against any or all of the Indemnitees on or after the Closing Date (whether or not Indemnitees or any of them shall also be indemnified as to any such Claim by any other person), arising out of, in any way relating to, or resulting from or in connection with, in each case, directly or indirectly, any of the following with respect to the Property first occurring after Closing:  a Release (as hereinafter defined), a violation or alleged violation of or noncompliance or alleged noncompliance with any Environmental Law (as hereinafter defined), the presence of any Contaminant (as hereinafter defined), any Environmental Claim (as hereinafter defined), or any other loss of or damage or injury to (or threatened loss of or damage or injury to) any property, Person (as hereinafter defined) or the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water, land including surface and subsurface, plant, aquatic and any animal life), and including, without limitation, all costs and expenses associated with remediation, response, removal, containment, restoration, corrective action, financial assurance, environmental liens, natural resource damages and the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required under any Environmental Law. Notwithstanding any other provision of this Paragraph 23, the indemnity provided for in this Paragraph (b) shall not be applicable to any Claims for which Seller is required to indemnify Buyer pursuant to Paragraph (a) above. Nothing contained in this Paragraph (b) shall be deemed to limit the scope of the releases set forth in Paragraph 22 of this Agreement.

(c)                                  Definitions.

(i)                                     “Claim” means liabilities (including strict liabilities), obligations, damages (including punitive damages), losses, penalties, fines, claims (including any claims involving liability in tort, strict, absolute or otherwise), investigations, demands, demand letters, directives, actions, causes of action, suits, proceedings, judgments, decrees, administrative orders, judicial orders, notices of noncompliance or violation, settlements, utility charges, interest, fees, encumbrances, liens, costs, expenses and disbursements (including, without limitation, reasonable legal and expert fees and expenses and costs of investigation or proceedings) of any kind or nature whatsoever.

(ii)                                  “Contaminant” means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, contaminant, medical waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, mold, asbestos, asbestos-containing material, PCBs or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under Environmental Law.

(iii)                               “Environmental Claim” means any Claim relating in any way to or arising from any Environmental Law, including, without limitation, the presence, storage, emission, discharge or Release or threatened Release (or alleged presence, storage, emission, discharge or Release or threatened Release) into the environment of any Contaminant, including, without limitation, and regardless of the merit of such Claim, any and all Claims by any governmental or regulatory authority or by any third party for enforcement, cleanup, removal, containment, restoration, corrective action, cleanup, removal, containment, restoration, corrective action, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or any alleged injury or threat of injury to human health, safety, the environment or natural resources.

(iv)                              “Environmental Law” means all federal, state, and local statutes, codes, ordinances, rules, regulations, directives, binding policies, permits, or orders relating to or addressing the environment, health or safety, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, binding policy, permit or order relating to the use, handling, or disposal of any Contaminant or workplace or worker safety and health.

(v)                                 “Person” shall mean any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association and the heirs, executors, administrators, successors and assigns thereof, where the context so admits.

(vi)                              “Release” means the release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant.

24.                                 Survival of Provisions.

(a)                                  Acknowledgment of Full Performance.  Closing of the transactions contemplated hereby shall constitute an acknowledgment by Buyer of full performance by Seller of all of Seller’s obligations under this Agreement, except for the obligations of Seller which are expressly provided in this Agreement to survive Closing.

(b)                                 Buyer’s Obligations.  Any of Buyer’s obligations under this Agreement that are expressly provided in this Agreement to survive Closing or that require performance after the Closing Date shall survive Closing, notwithstanding any presumption to the contrary.

(c)                                  Seller’s Representations.

(i)                                     Notwithstanding any provision to the contrary set forth in this Agreement, the representations of Seller expressly set forth in Paragraph 10 of this Agreement shall survive Closing under this Agreement for a period of nine (9) months (the “Survival Period”); provided, however, that the representations of Seller set forth in this Agreement with respect to Existing Leases for which a Tenant Estoppel Certificate is delivered shall not survive Closing, except as to any representation that is not confirmed or is contradicted by the Tenant Estoppel Certificate in question.

(ii)                                  After the Closing Date, Seller shall have no liability to Buyer by reason of an unintentional breach or default of any of Seller’s representations.  Seller shall only have liability to Buyer by reason of an intentional breach or default of any of Seller’s representations if Buyer shall give to Seller written notice (“Warranty Notice”) of an intentional breach or default within the Survival Period, and shall give to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer’s Warranty Notice.  If Seller fails to cure such intentional breach or default, Buyer shall have available to it such remedies as provided at law; provided, however, in no event shall the liability of Seller to Buyer by reason of an intentional breach or default of any of Seller’s representations exceed $500,000.00.  Seller’s liability shall be limited to actual damages and shall not include consequential damages.  Any litigation with respect to any representation must be commenced within ninety (90) days from the date of the Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default.

(d)                                 Survival.  The provisions of this Paragraph 24 shall survive Closing.

25.                                 Miscellaneous.

(a)                                  Captions or Headings; Interpretation.  The captions or headings of the Paragraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.  Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

(b)                                 Amendments and Waivers.  No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless the same shall be in writing and signed by Buyer and Seller.

(c)                                  Counterparts; Expiration of Offer.  This Agreement may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.  However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained.  An unsigned draft of this Agreement shall not be considered an offer by either party and a draft of this Agreement that is signed by one party shall become null and void if not accepted by the other party.

(d)                                 Applicable Law.  This Agreement shall be governed and construed according to the constitutional, procedural and substantive laws of the State of Maryland, without regard to principles of conflict of laws.

(e)                                  Right to Waive Conditions or Contingency.  Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

(f)                                    Partial Invalidity.  If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, unless such invalidity or unenforceability materially frustrates the intent of the parties as set forth herein.  Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

(g)                                 Confidentiality.  Prior to Closing Buyer agrees to use reasonable efforts to treat all proprietary and non-public information received with respect to the Property, whether such information is obtained from the Company, Seller or from Buyer’s own due diligence investigations, in a confidential manner.  Prior to Closing Buyer shall use reasonable efforts to not disclose any such information to any third parties, other than such disclosure to Buyer’s counsel, consultants, accountants and advisers and prospective mortgage lenders and co-investors as may be required in connection with the transactions contemplated hereby (such disclosure to be made expressly subject to this confidentiality requirement).  Company, Seller and Buyer agree to keep this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter of this Agreement prior to Closing without the written consent of the other party, unless required to do so by law or by court order.  Without limiting the generality of the foregoing, Company, Seller and Buyer each will use reasonable efforts to prevent its agents, affiliates and representatives from making any disclosures in violation of this Paragraph (g).  Seller agrees to not trade, and agrees to use reasonable efforts to prevent its agents, affiliates and representatives who are aware of this pending transaction with Buyer from trading, in any public securities of Buyer during such time this transaction is pending and prior to any public announcement with respect to the subject matter of this Agreement.  Buyer shall indemnify and hold the Company and Seller harmless, and the Company and Seller shall indemnify and hold Buyer and the affiliates of Buyer harmless, from and against any and all actual direct claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and disbursements) suffered or incurred by the other party and proximately caused by a breach by Buyer or Company or Seller, as the case may be, of the provisions of this Paragraph 25(g); but this Paragraph 25(g) will not entitle either Company, Buyer, Seller, Buyer’s affiliates or Seller’s affiliates, or any other person or entity, to recover consequential damages.  The provisions of this Paragraph 25(g) shall survive Closing.

(h)                                 Agreement Not To Be Recorded.  This Agreement shall not be filed of record by or on behalf of Buyer in any office or place of public record.  If Buyer fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Premises.  Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record.  If Buyer or any agent, broker or counsel acting for Buyer shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record in violation of this Agreement, Seller, at its option, and in addition to Seller’s other rights and remedies, may treat such act as a material default of this Agreement on the part of Buyer.  However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this Paragraph.

(i)                                     Waiver of Jury Trial.  Seller and Buyer waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Agreement or the transaction contemplated herein.

(j)                                     Gender and Number.  Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.

(k)                                  Exhibits.  All exhibits, schedules, attachments, annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if copied verbatim herein.

(l)                                     Time of Essence.  Time is important to both Seller and Buyer in the performance of this Agreement, and both parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.

(m)                               Press Releases.  Prior to Closing, any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form approved by Buyer and Seller and their respective counsel.

(n)                                 Attorneys’ Fees and Costs.  In the event either party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party all costs, expenses and attorneys’ fees incurred in connection with such action.

26.                                 Sophistication of the Parties.  Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement.  Accordingly, the parties hereto agree the rule of contract construction to the effect that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

27.                                 Limited Liability.  Prior to the Closing Date, the obligations of Seller under this Agreement or directly or indirectly arising out of this Agreement shall be limited solely to Seller’s interest in the Premises and Personal Property and the proceeds thereof, and neither Buyer nor any one else claiming by or through Buyer shall have any claim against any other asset of Seller or any partner of Seller.

28.                                 Enforcement.  If either party hereto fails to perform any of its obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all reasonable costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.  Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such reasonable attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

29.                                 No Press Notices.  Except as provided otherwise in Paragraph 25(o) and this Paragraph 29, prior to the Closing Date, Buyer and Seller, for the benefit of each other, hereby agree that neither of them will release or cause or permit to be released to the public any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose or cause or permit to be publicly announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the consent of the other party hereto, which consent may be withheld at the sole and absolute discretion of such other party.

30.                                 SEC Reporting Requirements.  For the period commencing on the date hereof and continuing through the first anniversary of the Closing Date, and without limitation of other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Buyer at Buyer’s sole cost and expense, make good faith efforts to try and provide Buyer and its representatives, with (i) all financial, leasing and other information pertaining to the period of Seller’s ownership and operation of the Premises, which information is relevant and reasonably necessary, in the opinion of Buyer’s outside, third party accountants (the “Accountants”), to enable Buyer and its Accountants to prepare financial statements and to conduct audits of such financial statements in accordance with generally accepted auditing standards, such that Buyer shall be in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”), as applicable; (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; and (ii) a representation letter, signed by the individual(s) responsible for Seller’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants to render an opinion concerning Seller’s financial statements.

31.                                 Tax Deferred Exchange.  Seller, at the request of Buyer, agrees to cooperate with Buyer so that Buyer may acquire the Property in a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (the “Exchange Transaction”).  To implement such Exchange Transaction, Buyer may, upon written notice to Seller, assign its rights, but not its obligations, under this Agreement to a third party designated by Buyer to act as a qualified intermediary (as such phrase is defined in applicable Internal Revenue Service regulations), and Seller agrees to perform its obligations under this Agreement as to any such qualified intermediary.   Notwithstanding the foregoing, Seller shall not be required, solely for the purpose of Seller’s cooperation related to Buyer’s Exchange Transaction, to incur any other cost, expense, obligation or liability whatsoever.  Buyer shall in all events be responsible for all incremental costs and expenses related to the Exchange Transaction, and shall fully indemnify, defend and hold Seller harmless from and against any and all liability, claims, damages, expenses (including reasonable attorneys’ fees), proceedings and causes of actions of any kind or nature whatsoever actually incurred by Seller and solely attributable to such Exchange Transaction.  The provisions of the immediately preceding sentence shall survive Closing.  In no event whatsoever shall the Closing be delayed because of any delay relating to the Exchange Transaction.

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IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Agreement as of the date first above written.

SELLER:

STERLING REAL ESTATE VENTURE I, LLC

By:	Sterling SRVI, LLC,
Its managing member

	By:	/s/ Jeffrey Perelman	(SEAL)
	Name:	Jeffrey Perelman
	Title:	Vice President

STERLING YORK MANAGER, LLC

By:	Sterling SRVI, LLC,
Its managing member

	By:	/s/ Jeffrey Perelman	(SEAL)
	Name:	Jeffrey Perelman
	Title:	Vice President

BUYER:

COPT ACQUISITION, INC.

By:	/s/ Roger A. Waesche, Jr.		(SEAL)
Name:	Roger A. Waesche, Jr.
Title:	Executive Vice President

JOINDER BY ESCROWEE

Anchor Insurance Company, the Escrowee named and identified as such in the foregoing Agreement, intending to be legally bound hereby, has joined in the execution thereof solely for the purposes of (1) acknowledging receipt of the $250,000 Initial Deposit referred to therein; and (2) agreeing to perform its obligations as Escrowee as provided for in Paragraph 3 thereof.

Anchor Insurance Company

By:	/s/ M. Charlotte Powel
Name:	M. Charlotte Powel
Title:	President	, 2004

JOINDER BY COMPANY

The undersigned, STERLING YORK, LLC, a Delaware limited liability company, hereby joins this Agreement for purposes of evidencing its agreement to the transactions contemplated in the Agreement and to its duties and obligations as otherwise set forth in the Agreement, effective from and after the Closing Date (as defined herein), and agrees that this Joinder shall survive Closing, and shall be binding upon the undersigned after Closing, notwithstanding its execution and delivery prior to Closing.

STERLING YORK, LLC

By:	Sterling York Manager, LLC
Its managing member

	By:	Sterling SRVI, LLC,
Its managing member

	By:	/s/ Jeffrey Perelman	(SEAL)
	Name:		Jeffrey Perelman
		Title:	Vice President